Exhibit 10.52

22 June 2010

Stephen Frater

The Global Draw

99 Green Lane, Hounslow

Middlesex, TW4 6BW, UK

Dear Steve:

Subject to final approval of the Compensation Committee, it is my pleasure to confirm our understanding regarding certain amendments to the Employment Agreement dated 1 July 2008 (the “Agreement”), between you and The Global Draw Ltd (the “Company”) an indirect subsidiary of Scientific Games Corporation, a Delaware Corporation, headquartered in New York, New York, (USA). Except as expressly set forth herein, the terms of the Agreement shall remain in full force.

Employment Term. The “Employment Term” set forth in Section 1(b) of the Agreement shall be amended to read:

“The term of employment of the Executive under this Agreement (the “Term”) shall commence on the Effective Date and continue by mutual agreement through 31 December 2012. Executive’s employment may be terminated by either party upon giving six (6) months written notice to the other, provided, unless Executive’s employment is terminated earlier in accordance with Section 5 except that the Parties intend for this contract to be effective through 31 December 2012.”

Incentive Compensation.  In addition to your current opportunity to earn up to 66.7% of Base Salary as Incentive Compensation at Target Opportunity (“Target Bonus”) and up to 133.4% of Base Salary as Incentive Compensation at Maximum Opportunity (“Incentive Compensation”) through the MICP of SGC, you may be eligible, at the sole discretion of the Chief Executive Officer of Scientific Games Corporation and upon approval of the Compensation Committee, for an additional annual discretionary bonus based upon Company performance and your individual performance.

Car. Effective 1 July 2010, you will be eligible for an annual car allowance of £18,000 gross paid monthly.

Please indicate your agreement to the foregoing by countersigning and returning an original signed copy to me.

The Global Draw

By:
/s/ Ira H. Raphaelson
Ira H. Raphaelson
Director

Acknowledged and Agreed:

/s/ Stephen Frater
Stephen Frater

Date:	22 June 2010